UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 2, 2008

NATUREWELL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-26108	94-2901715

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West C Street, San Diego, California 92101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code:  (619) 234-0222

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone:  (212) 930-9700
Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 2, 2008 four (4) amendments to the Company's Intercreditor, Subordination and Standby Agreement dated September 2, 2003, as amended (the "Intercreditor Agreement") were passed by the holders of a majority of the Company's senior secured debt and the holders of a majority of the Company's subordinated secured debt. All of the Company's senior secured creditors and subordinated secured creditors are parties to the Intercreditor Agreement. The Intercreditor Agreement affects the rights of such creditors as well as the terms of any debt they hold that has been issued by the Company.

The amendments were passed pursuant to Section 17(b) of the Intercreditor Agreement, which permits amendments upon the consent of the holders of a majority of the Senior Debt and the holders of a majority of the Subordinated Debt. Pursuant to the amendments; (1) all amendments to the Intercreditor Agreement require the consent of the Company, (2) Senior Lenders and Subordinated Lenders are prohibited from taking any legal action to obtain a judgment for all or any portion of either any Senior Debt or any Subordinated Debt without the express prior written consent of the holders of a majority of the Senior Debt, (3) (i) the time-period that must elapse before the Company may plead any statute of limitations as a defense to any claim made by any Senior Lender or Subordinated Lender shall be (shortened to) two and one half (2/12) years, (ii) any provision contained in any Senior Loan Document or any Subordinated Loan Document that waives or terminates the Company's right to plead any statute of limitations shall be null and void, (iii) all Senior Lenders and all Subordinated Lenders waive any right to plead or assert in any court of law that any statute of limitations is/was either waived, prevented from starting, tolled, interrupted or restarted for any reason, and (4) if the Company sells all or part of its assets, not in the ordinary course of business (such assets are the Collateral for the Company's Senior Debt and Subordinated Debt), such asset sale shall be deemed to be in compliance with the Intercreditor Agreement if it was either approved by both the holders of a majority of the Senior Debt and the holders of a majority of the Subordinated Debt or was approved by the holders of a majority of the Senior Debt in the case of an asset sale resulting in proceeds (or would have resulted in proceeds) that are less than the amount of Senior Debt outstanding at the time of the asset sale.

The Company's Chief Executive Officer, James R. Arabia, as holder of both Senior Debt and Subordinated Debt, voted for passage of the amendments. Mr. Arabia also voted for passage of the amendments in his capacity as general partner of a limited partnership that holds Senior Debt issued by the Company. Timothy R. Scott, a director for the Company, in his capacity as president of a corporation holding Senior Debt issued by the Company, also voted for passage of the amendments.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendments to Intercreditor, Subordination and Standby Agreement dated as of SEPTEMBER 2, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUREWELL INCORPORATED

Date: May 8, 2008	/s/ James R. Arabia

James R. Arabia Chairman, Chief Executive Officer